Exhibit 10.24
Dated 9 September 2009

MARTINIQUE INTERNATIONAL CORP.
HARBOUR BUSINESS INTERNATIONAL CORP.
AMAZONS MANAGEMENT INC.
LAGOON SHIPHOLDING LTD.
CYNTHERA NAVIGATION LTD.
and
WALDECK MARITIME CO.
as joint and several Borrowers
- and -
MARFIN EGNATIA BANK Societe Anonyme
as Lender

Addendum No. 1 to a Financial Agreement
dated 28 August 2008
in respect of certain financial facilities
not exceeding in aggregate US$255,000,000

THIS ADDENDUM No. 1 is made this 9th day of September 2009
BY AND BETWEEN
1.	(a) MARTINIQUE INTERNATIONAL CORP., a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at Palm Chambers, 197 Main Street, P.O. Box 3174, Road Town, Tortola, British Virgin Islands (the “Bremen Owner”);
(b) HARBOUR BUSINESS INTERNATIONAL CORP., a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at Palm Chambers, 197 Main Street, P.O. Box 3174, Road Town, Tortola, British Virgin Islands (the “Hamburg Owner”);
(c) AMAZONS MANAGEMENT INC., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the “Davakis Owner”);
(d) LAGOON SHIPHOLDING LTD., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the “Ranger Owner”);
(e) CYNTHERA NAVIGATION LTD., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the “Oryx Owner”);
(f) WALDECK MARITIME CO., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the “Zebra Owner” and together with the Bremen Owner and the Hamburg Owner and the Davakis Owner and the Ranger Owner the Oryx Owner the “Borrowers”) as joint and several borrowers; and
2.	MARFIN EGNATIA BANK Societe Anonyme, a company duly incorporated under the laws of the Republic of Greece, having its registered office at 20 Mitropoleos Str. & Komninon, 546 24 Thessaloniki, Greece and acting through its office at 91 Akti Miaouli, 185 38 Piraeus, Greece (the “Lender”) as lender.
WHEREAS
A.	Pursuant to a financial agreement dated 27 August 2008 (as the same is hereby and from time to time may be further amended, supplemented or varied hereinafter referred to as the “Financial Agreement”), made by and among the Lender as lender and the Borrowers as joint and several borrowers, the Lender made available to the Borrowers certain term loan and revolving credit facilities not exceeding in aggregate Two hundred Fifty Five million Dollars ($255,000,000) in the following amounts and for the following purposes:
(a)	a term loan facility (the “Term Facility”) in an aggregate amount of up to the lesser of: (A) One hundred Sixty Five million Dollars ($165,000,000) and (B) forty two per cent (42%) of the Unconditional Contract Price made available in six (6) advances and for the following purposes:
(i)	an advance of up to Twenty Eight million Eight hundred thousand Dollars ($28,800,000) (the “Bremen Advance”) for the purpose of assisting the Bremen Owner in financing or refinancing part of the acquisition cost of a bulk carrier vessel built in 1993, of 39,012 gross tons and 24,407 net tons to be acquired by the Bremen Owner and registered upon delivery in its ownership under the laws of the Isle of Man under the name “BREMEN MAX” (the “Bremen Ship”) pursuant to a memorandum of agreement dated 20 May 2008 entered into between Pavey Services Ltd. of the British Virgin Islands (“Pavey Services”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Bremen Owner and the Bremen Owner agreed to acquire the Bremen Ship from Pavey Services, as further amended by an addendum no.1 dated 14th July 2008 and an addendum no. 2 dated 30th July 2008, relating to the sale and purchase of the Bremen Ship;

(ii)	an advance of up to Thirty million Dollars ($30,000,000) (the “Hamburg Advance”) for the purpose of assisting the Hamburg Owner in financing or refinancing part of the acquisition cost of a bulk carrier vessel built in 1994, of 39,012 gross tons and 24,407 net tons to be acquired by the Hamburg Owner and registered in its ownership upon delivery under the laws of the Isle of Man under the name “HAMBURG MAX” (the “Hamburg Ship”) pursuant to a memorandum of agreement dated 20 May 2008 entered into between Shoreline Universal Limited of the British Virgin Islands (“Shoreline Universal”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Hamburg Owner and the Hamburg Owner agreed to acquire the Hamburg Ship from Shoreline Universal, as further amended by an addendum no.1 dated

14th July 2008 and an addendum no. 2 dated 30th July 2008, relating to the sale and purchase of the Hamburg Ship;

(iii)	an advance of up to Thirty Six million Eight hundred Fifty thousand Dollars ($36,850,000) (the “Davakis Advance”) for the purpose of assisting the Davakis Owner in financing or refinancing part of the acquisition cost of a bulk carrier vessel built in 2008, of 31,091 gross tons and 17,993 net tons to be acquired by the Davakis Owner and registered in its ownership upon delivery under the laws of the Commonwealth of the Bahamas under the name “DAVAKIS G.” (the “Davakis Ship”) pursuant to a memorandum of agreement dated 20 May 2008 entered into between Kalistos Maritime S.A. of the Marshall Islands (“Kalistos Maritime”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Davakis Owner and the Davakis Owner agreed to acquire the Davakis Ship from Kalistos Maritime, as further amended by an addendum no.1 dated 14th July 2008 and an addendum no. 2 dated 30th July 2008, relating to the sale and purchase of the Davakis Ship;

(iv)	an advance of up to Thirty Six million Eight hundred Fifty thousand Dollars ($36,850,000) (the “Ranger Advance”) for the purpose of assisting the Ranger Owner in financing or refinancing part of the acquisition cost of Hull KA216 to be acquired by the Ranger Owner and registered in its ownership upon delivery under the laws of the Commonwealth of the Bahamas under the name “DELOS RANGER” (the “Ranger Ship”) pursuant to a memorandum of agreement dated 20 May 2008 entered into between Kalithea Maritime S.A. of the Marshall Islands (“Kalithea Maritime”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Ranger Owner and the Ranger Owner agreed to acquire the Ranger Ship from Kalithea Maritime, as further amended by an addendum no.1 dated 14th July 2008 and an addendum no. 2 dated 30th July 2008, relating to the sale and purchase of the Ranger Ship;

(v)	an advance of up to Eighteen million Five hundred thousand Dollars ($18,500,000) (the “Oryx Advance”) for the purpose of assisting the Oryx Owner in financing or refinancing part of the acquisition cost of a bulk carrier vessel built in 1998, of 15,888 gross tons and 8,060 net tons to be acquired by the Oryx Owner and registered in its ownership upon delivery under the laws of the Commonwealth of the Bahamas under the name “AFRICAN ORYX” (the “Oryx Ship”)

pursuant to a memorandum of agreement dated 20 May 2008 entered into between Valdis Marine Corp. of the Marshall Islands (“Valdis Maritime”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Oryx Owner and the Oryx Owner agreed to acquire the Oryx Ship from Valdis Maritime, as further amended by an addendum no.1 dated 14th July 2008 and an addendum no. 2 dated 30th July 2008, relating to the sale and purchase of the Oryx Ship; and

(vi)	an advance of up to Fourteen million Dollars ($14,000,000) (the “Zebra Advance” and together with the Bremen Advance, the Hamburg Advance, the Davakis Advance, the Ranger Advance and the Oryx Advance the “Term Advances” and singly each a “Term Advance”) for the purpose of assisting the Zebra Owner in financing or refinancing part of the acquisition cost of a bulk carrier vessel built in 1985, of 23,207 gross tons and 12,963 net tons to be acquired by the Zebra Owner and registered in its ownership upon delivery under the laws of the Commonwealth of the Bahamas under the name “AFRICAN ZEBRA” (the “Zebra Ship” and together with the Bremen Ship, the Hamburg Ship, the Davakis Ship, the Ranger Ship and the Oryx Ship the “Ships”) pursuant to a memorandum of agreement dated 20 May 2008 entered into between Goldie Navigation Ltd. of the Marshall Islands (“Goldie Navigation”) as seller and Seanergy Maritime Corp. or its guaranteed nominee as buyer, as supplemented by an acknowledgment and agreement dated 26th May 2008 pursuant to which Seanergy Maritime Corp. nominated the Zebra Owner and the Zebra Owner agreed to acquire the Zebra Ship from Goldie Navigation, as further amended by an addendum no.1 dated 14th July 2008 and an addendum no. 2 dated 30th July 2008 relating to the sale and purchase of the Zebra Ship; and
(b)	a revolving credit facility (the “Revolving Facility” and together with the Term Facility the “Facilities”) in an amount equal to the lesser of (a) Ninety million Dollars ($90,000,000) and (b) an amount in Dollars which when aggregated with the amount already drawn down under the Term Facility does not exceed seventy per cent (70%) of the aggregate Market Values of the Ships subject to a Mortgage (taking into consideration the Charters) and the market value of all other securities held in favour of the Lender to be made available to the Borrowers in multiple advances (together the “Revolving Advances” and singly each a “Revolving Advance”) for the purpose of providing the Borrowers with working and investment capital to be used, inter alia, for Acquisition Purposes.

B.	Pursuant to the Financial Agreement, inter alia, the following documents were executed, as security for the obligations of the Borrowers to the Lender thereunder:
(i)	a first priority mortgage dated 11 September 2008 (the “Bremen Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Bremen Ship Deed of Covenants”), both executed by the Bremen Owner in favour of the Lender over the Bremen Ship;

(ii)	a first priority mortgage dated 25 September 2008 (the “Hamburg Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Hamburg Ship Deed of Covenants”), both executed by the Hamburg Owner in favour of the Lender over the Hamburg Ship;

(iii)	a first priority mortgage dated 28 August 2008 (the “Davakis Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Davakis Ship Deed of Covenants”), both executed by the Davakis Owner in favour of the Lender over the Davakis Ship;

(iv)	a first priority mortgage dated 28 August 2008 (the “Ranger Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Ranger Ship Deed of Covenants”), both executed by the Ranger Owner in favour of the Lender over the Ranger Ship;

(v)	a first priority mortgage dated 28 August 2008 (the “Oryx Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Oryx Ship Deed of Covenants”), both executed by the Oryx Owner in favour of the Lender over the Oryx Ship;

(vi)	a first priority mortgage dated 25 September 2008 (the “Zebra Ship Mortgage”) and a deed of covenants collateral thereto of even date (the “Zebra Ship Deed of Covenants” and together with the Bremen Ship Deed of Covenants, the Hamburg Ship Deed of Covenants, the Davakis Ship Deed of Covenants, the Ranger Ship Deed of Covenants and the Oryx Ship Deed of Covenants the “Deeds of Covenants”), both executed by the Zebra Owner in favour of the Lender over the Zebra Ship;

(vii)	a general assignment dated 25 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Bremen Ship (the “Bremen Ship General Assignment”), executed by the Bremen Owner in favour of the Lender;

(viii)	a general assignment dated 11 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Hamburg Ship (the “Hamburg

Ship General Assignment”) executed by the Hamburg Owner in favour of the Lender;

(x)	a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Davakis Ship (the “Davakis Ship General Assignment”) executed by the Davakis Owner in favour of the Lender;

(xi)	a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Ranger Ship (the “Ranger Ship General Assignment”), executed by the Ranger Owner in favour of the Lender;

(xii)	a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Oryx Ship (the “Oryx Ship General Assignment”), executed by the Oryx Owner in favour of the Lender;

(xiii)	general assignment dated 25 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Zebra Ship (the “Zebra Ship General Assignment” and together with the Bremen Ship General Assignment, the Hamburg Ship General Assignment, the Davakis Ship General Assignment, the Ranger Ship General Assignment and the Oryx Ship General Assignment the “General Assignments”), executed by the Zebra Owner in favour of the Lender; and

(xiv)	a guarantee and indemnity dated 27 August 2008 (the “Guarantee”) executed by SEANERGY MARITIME HOLDINGS CORP. of the Marshall Islands (the “Seanergy Holdings Guarantor”) in favour of the Lender.
C.	Pursuant to a waiver letter addressed by the Lender and agreed and accepted by the Borrowers and the Guarantors on 31 December 2008 (the “Waiver Letter”), the Lender had agreed to waive the fulfilment of the covenant referred to in Clause 23 of the Financial Agreement for a period commencing on the date of the execution of such Waiver Letter and terminating on the expiration date of any Charter (as defined in the Financial Agreement) first to occur, subject to the terms and conditions therein set forth.

D.	The outstanding principal amount of the Term Facility on the date hereof is One hundred Forty Two million and Five hundred thousand Dollars ($142,500,000) and the outstanding principal amount of the Revolving Facility on the date hereof is Fifty Four million Eight hundred Forty Five thousand and Three hundred Ninety Dollars and Sixty Seven cents ($54,845,390.67).

E.	The Borrowers and the Seanergy Holdings Guarantor, inter alia, requested the Lender to consent to waive the Lender’s rights under Clause 23 of the Financial Agreement up to 1

July 2010 (the “New Waiver Period”).

F.	The Lender has agreed to consent to the request referred to in Recital E above on the condition (inter alia) that:
(i)	the Borrowers enter into this Addendum No. 1 with the Lender;

(ii)	each Borrower executes in favour of the Lender an addendum to the relevant Deed of Covenants, incorporating, inter alia, the amendments hereinafter set forth;

(iii)	each Borrower executes in favour of the Lender an addendum to the relevant General Assignment; and

(iv)	the Seanergy Holdings Guarantor executes a confirmation of the validity of its relevant Guarantee.
G.	In connection with the foregoing, the parties hereto have agreed to partially amend the Financial Agreement by entering into this Addendum No. 1, keeping any and all other provisions of the Financial Agreement in full force and effect.
NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt of which is hereby acknowledged) the parties do hereby agree as follows:
1.	Definitions

In this Addendum No. 1 (which term shall include any addenda, amendments or supplements hereto) and in the Recitals hereof capitalised terms not otherwise defined herein shall have the meanings ascribed to them in the Financial Agreement and furthermore:

“Charter Addenda” means together the Bremen Ship Charter Addendum and the Hamburg Ship Charter Addendum;

“Charterer” means:
(i)	in relation to the Bremen Ship and the Hamburg Ship: South African Marine Corporation S.A., a corporation organized under the laws of the Republic of the Marshall Islands and having an office in Nicosia, Republic of Cyprus,

(ii)	in relation to the Davakis Ship and the Ranger Ship: a company approved by the Lender, such approval not to be unreasonably withheld,

(iii)	in relation to the Oryx Ship and the Zebra Ship: Metall und Rohstoff Shipping (and Holdings) B.V. of Amsterdam; or

(iv)	in relation to any of the Ships any other charterer the Lender may approve, such approval not to be unreasonably withheld.
“Effective Date” means the date upon which the Lender’s agreement set forth in Clause 7 hereof shall become effective being a date not later than 15 September 2009 upon which the conditions set forth in Clause 5 hereof shall have been fulfilled to the satisfaction of the Lender and its legal advisors; and

“Bremen Ship Charter Addendum” means an addendum no. 1 dated 24 July 2009 to a time charter dated 26 May 2008 both made between the Bremen Owner and the relevant Charterer, extending such time charter for a period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 15,500 including overtime, which has been approved by the Lender;

“New Charters” means together the New Davakis Ship Charter, the New Ranger Ship Charter, the New Oryx Ship Charter and the New Zebra Ship Charter;

“New Davakis Ship Charter” means the time charter in respect of the Davakis Ship to be made between the Davakis Owner and the relevant Charterer for a period and at a rate per day satisfactory to the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Hamburg Ship Charter Addendum” means an addendum no. 1 dated 24 July 2009 to a time charter dated 26 May 2008 both made between the Hamburg Owner and the relevant Charterer, extending such time charter for a period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 15,500 including overtime, which has been approved by the Lender;

“New Oryx Ship Charter” means the time charter in respect of the Oryx Ship dated 14 July 2009 and made between the Oryx Owner and the relevant Charterer at a daily hire rate of US$ 7,000 and a 50% adjusted profit share to be distributed equally between the Oryx Owner and the relevant charterer calculated on the average spot Time Charter Routes quoted on the Baltic Supramax Index for a period of about twenty two (22) to about twenty five (25) months, which has been approved by the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“New Ranger Ship Charter” means the time charter in respect of the Ranger Ship to be made between the Ranger Owner and the relevant Charterer for a period and at a rate per day satisfactory to the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“New Zebra Ship Charter” means the time charter in respect of the Zebra Ship dated 14 July 2009 and made between the Zebra Owner and the relevant Charterer at a daily hire rate of USD$ 7,500 and a 50% adjusted profit share to be distributed equally between the Zebra Owner and the relevant charterer calculated on the average spot Time Charter Routes quoted on the Baltic Supramax Index for a period of about twenty two (22) to about twenty five (25) months, which has been approved by the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Supplemental Security Documents” means each of the documents referred to in Clause 4 hereof which are to be executed and delivered on or prior to the Effective Date in accordance with the terms hereof.
2.	Amendments to the Financial Agreement

2.1	With effect from the Effective Date the following definitions of Clause 2.01 of the Financial Agreement shall be amended to read as follows:

“Applicable Margin” means:
(a)	in respect of each Term Advance:
(i)	in the event that the Total Assets to Total Liabilities Ratio at the relevant Margin Calculation Date is greater than One hundred Sixty Five per cent (165%): One point fifty per cent (1.50%) per annum; and

(ii)	in the event that the Total Assets to Total Liabilities Ratio at the relevant Margin Calculation Date is lower than or equal to One hundred Sixty Five per cent (165%): One point seventy five per cent (1.75%) per annum;
(b)	in respect of each Revolving Advance: Two point twenty five per cent (2.25%) per annum;
provided however that the Applicable Margin throughout each Waiver Period shall be increased to: (i) Two point seventy five per cent (2.75%) per annum in respect of each Term Advance, and (ii) Three point twenty five per cent (3.25%) per annum in respect of each Revolving Advance, for each relevant Interest Period;

and provided further that at the end of such Waiver Period, and subject to no Event of Default having occurred and fulfilment of the covenant contained in Clause 23, the Applicable Margin referred to in sub-paragraphs (a) (i), (a) (ii) and (b), as the case may be, shall be reinstated;
“Charterer” means:
(i)	in relation to the Bremen Ship and the Hamburg Ship: South African Marine Corporation S.A., a corporation organized under the laws of the Republic of the Marshall Islands and having an office in Nicosia, Republic of Cyprus,

(ii)	in relation to the Davakis Ship and the Ranger Ship: a company approved by the Lender, such approval not to be unreasonably withheld,

(iii)	in relation to the Oryx Ship and the Zebra Ship: Metall und Rohstoff Shipping (and Holdings) B.V. of Amsterdam; or

(iv)	any other charterer for any of the Ships that may be approved by the Lender, such approval not to be unreasonably withheld;
2.2	With effect from the Effective Date the definition of “Charter” shall be deleted.

2.3	With effect from the Effective Date the following definitions shall be inserted in Clause 2.01 of the Financial Agreement:

“Charters” means together the Bremen Ship Charter, the Hamburg Ship Charter, the Davakis Ship Charter, the Ranger Ship Charter, the Oryx Ship Charter and the Zebra Ship Charter, and, in the singular, means any of them;

“Bremen Ship Charter” means the time charter in respect of the Bremen Ship dated 26 May 2008 and made between the Bremen Owner and the relevant Charterer for a period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 65,000, as the same has been extended by an addendum no. 1 dated 24 July 2009 for a further period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 15,500 including overtime, which has been approved by the Lender, as the same may be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Davakis Ship Charter” means the time charter in respect of the Davakis Ship to be made between the Davakis Owner and the relevant Charterer for a period and at a rate per day satisfactory to the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Hamburg Ship Charter” means the time charter in respect of the Hamburg Ship dated 26 May 2008 and made between the Hamburg Owner and the relevant Charterer for a period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 65,000, as the same has been extended by an addendum no. 1 dated 24 July 2009 for a further period of about eleven (11) to about thirteen (13) months at a daily hire rate of US$ 15,500 including overtime, which has been approved by the Lender, as the same may be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Oryx Ship Charter” means the time charter in respect of the Oryx Ship dated 14 July 2009 and made between the Oryx Owner and the relevant Charterer for a period of about twenty two (22) to about twenty five (25) months at a daily hire rate of US$ 7,000 and a 50% adjusted profit share to be distributed equally between the Oryx Owner and the relevant charterer calculated on the average spot Time Charter Routes quoted on the Baltic Supramax Index for a period of about twenty two (22) to about twenty five (25) months, which has been approved by the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Ranger Ship Charter” means the time charter in respect of the Ranger Ship to be made between the Ranger Owner and the relevant Charterer for a period and at a rate per day satisfactory to the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent, such consent not to be unreasonably withheld;

“Zebra Ship Charter” means the time charter in respect of the Zebra Ship dated 14 July 2009 and made between the Zebra Owner and the relevant Charterer for a period of about twenty two (22) to about twenty five (25) months at a daily hire rate of USD$ 7,500 and a 50% adjusted profit share to be distributed equally between the owners and the charterers calculated on the average spot Time Charter Routes quoted on the Baltic Supramax Index for a period of [about twenty two (22) to about twenty five (25) months], which has been approved by the Lender, as the same may from time to time be amended, varied, extended, novated or supplemented, with the Lender’s prior written consent such consent not to be unreasonably withheld.

“Waiver Period” means any period, during which the Lender shall agree in writing or otherwise, to waive its rights under Clause 23;

2.4	With effect from the Effective Date additional Clauses 10.12 and 10.13 shall be inserted in the Financial Agreement reading as follows:

“10.12	on 31 December 2009 and on each date falling at semi-annual intervals thereafter throughout any Waiver Period, if the Borrowers have a surplus of funds (the “Surplus Earnings”) over the Borrowers’ requirements for operation and maintenance of the

Ships during the relevant period (after meeting their other obligations to the Lender under this Agreement), an amount equal to any such Surplus Earnings shall be transferred from the relevant Earnings Account to the Seanergy Holdings Account and remain credited therein, provided however that, unless an Event of Default has occurred, any such Surplus Earnings may, at the discretion of the Borrowers, be used either (i) towards prepayment of the Revolving Facility whereupon the Applicable Limit shall be reduced by the amount so prepaid and after the Revolving Facility has been repaid and is not available for drawing, towards the Balloon Payment and thereafter towards prepayment of the Repayment Instalments in inverse order of maturity or (ii) for any other purpose approved by the Lender.

10.13	The Borrowers shall prepay the following Repayment Instalments in the amounts and on the dates described below:
(i)	on 25 September 2009, the Borrowers shall pay the fifth (5th) Repayment Instalment in the amount of Five million Two hundred and Fifty thousand Dollars ($5,250,000); and

(ii)	on 4 January 2010, the Borrowers shall pay the sixth (6th) and seventh (7th) Repayment Instalments, in the total amount of Ten million five hundred thousand Dollars ($10,500,000).”
The next eighth (8th) Repayment Instalment will be repaid in September 2010 when such Repayment Instalment is due and payable.
2.5	With effect from the Effective Date Clause 19.10 of the Financial Agreement shall be amended to read as follows:

“19.10	not to and ensure that the Seanergy Holdings Guarantor shall not declare or pay any dividends in an amount greater than sixty per cent (60%) of the net cash flow of the Group as determined by the Lender on the basis of, inter alia, the most recent annual audited Financial Statements provided pursuant to Clause 19.1 or repay any shareholders’ loans or make any other distribution whatsoever in excess of the above amount without the Lender’s prior written consent, which consent shall not be unreasonably withheld; provided however that during any Waiver Period, the Borrowers shall not and shall ensure that the Seanergy Holdings Guarantor shall not declare or pay any dividends or repay any shareholders’ loans or make any other distribution whatsoever without the Lender’s prior written consent;”

2.6	With effect from the Effective Date the following additional Clauses 19.29, 19.30 and 19.31 shall be inserted in the Financial Agreement:
“19.29	throughout any Waiver Period, not to withdraw any Surplus Earnings credited to the Seanergy Holdings Account in accordance with Clause

10.12 without the Lender’s prior written consent;

19.30	to ensure and procure that by 30 September 2009, or such later date as the Lender may agree, each of the Davakis Owner and the Ranger Owner shall enter into the Davakis Ship Charter and the Ranger Ship Charter respectively and shall deliver to the Lender true copies of their Charter; and

19.31	to ensure and procure that by 30 September 2009, or such later date as the Lender may agree, each of the Davakis Owner and the Ranger Owner shall execute and deliver to the Lender a first priority deed of assignment of their Charter, in form and substance satisfactory to the Lender, and respective notices and acknowledgements thereof.”
2.7	With effect from the Effective Date Schedule 4 of the Financial Agreement shall be deleted.

3.	Construction of the Financial Agreement and the other Security Documents

3.1	With effect from the Effective Date all references in the Financial Agreement to “this Agreement” shall be construed as references to the Financial Agreement as amended and/or supplemented by this Addendum No. 1 and the words “hereby”, “hereof”, “herein”, “hereunder” and the like shall be construed accordingly.

3.2	With effect from the Effective Date all references in any of the Security Documents to the “Agreement” or to the “Financial Agreement” shall be construed as references to the Financial Agreement as amended and/or supplemented by this Addendum No. 1 and the words “thereby”, “thereof”, therein”, “thereunder” and like shall be construed accordingly.

3.3	With effect from the Effective Date all references in the Financial Agreement or any other of the Security Documents to the Security Documents (including references in the Security Document in question to itself) shall be construed as to include the Supplemental Security Documents referred to in Clause 4 hereof and as references to the same as supplemented and amended by or pursuant to this Addendum No. 1 and the words “herein”, “hereof”, “hereunder”, “therein”, “thereof” and the like shall be construed accordingly.

4.	Supplemental Security Documents

4.1	On or prior to the Effective Date, each Borrower shall execute an addendum to the relevant Deed of Covenants, in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors.

4.2	On or prior to the Effective Date, each Borrower shall execute an addendum to the relevant General Assignment, in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors.

4.3	On or prior to the Effective Date, each of the Oryx Owner and the Zebra Owner shall execute a first priority specific deed of assignment of the New Charter related to the Ship owned by it, in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors.

4.4	On or prior to the Effective Date, the Seanergy Holdings Guarantor shall execute in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors a confirmation of the validity of its Guarantee.

5.	Conditions Precedent

The Lender’s agreement to consent to the Borrowers’ request referred to in Recital E hereof is subject to the condition that the Lender shall have received the following in form and substance satisfactory to the Lender, in all respects on or prior to 15 September 2009:
(a)	certificate of incumbency of each Borrower and the Seanergy Holdings Guarantor signed by its secretary or a director thereof, stating, inter alia, the officers and/or directors of same and that no amendment has been effected to its Articles of Incorporation and By-Laws, as the case may be, from the date of the Financial Agreement until the date of such certificate, or advising of any change thereto by attaching the relevant amendment to the certificate;

(b)	certificate or other evidence in respect of the existence and good standing of each Borrower and the Seanergy Holdings Guarantor dated not more than fifteen (15) days before the date of this Addendum No. 1;

(c)	minutes of meeting of the directors and shareholders, or resolutions of the directors and shareholders of each Borrower at which there was approved the entry into execution delivery and performance of this Addendum No. 1, the Supplemental Security Documents and any other documents executed pursuant hereto or thereto to which the relevant Borrower is a party;

(d)	evidence of the due authority of any person signing this Addendum No. 1, the Supplemental Security Documents and any other documents executed pursuant hereto or thereto on behalf of each Borrower and the Seanergy Holdings Guarantor;

(e)	certified true copies of the Bremen Ship Charter Addendum, the Hamburg Ship Charter Addendum, the New Oryx Ship Charter and the New Zebra Ship Charter;

(f)	the Supplemental Security Documents referred to in Clause 4, all duly executed, delivered to the Lender and where appropriate duly registered with the relevant authorities;

(g)	confirmation from any agents for service of process nominated in this Addendum No. 1 and elsewhere in the Supplemental Security Documents for the acceptance of any notice of service of process that they consent to such nomination;

(h)	opinions from lawyers appointed by the Lender at the Borrowers’ expense as to all such aspects of law as the Lender shall deem relevant for this Addendum No. 1 and the Supplemental Security Documents and any other documents executed pursuant thereto or hereto;

(j)	payment to the Lender of an amount of Eight thousand Euros (€ 8,000) in respect of legal fees of the Greek and English legal advisors of the Lender in respect of this Addendum No. 1 and the Supplemental Security Documents;

(i)	payment to the Lender of an amount of One thousand Euros (€ 1,000) in respect of the fees of the Marshall Islands counsel of the Lender;

(k)	payment to the Lender of an amount of Three thousand and Five hundred United States Dollars ($ 3,500) in respect of the fees of the Bahamian counsel of the Lender;

(l)	payment to the Lender of an amount of [●] United States Dollars ($ [●]) in respect of the fees of the British Virgin Islands counsel of the Lender; and

(m)	evidence that the Borrowers are in compliance with their obligations under Clause 19.22 of the Financial Agreement.
PROVIDED HOWEVER THAT the Lender may in its absolute discretion consent to the Borrowers’ request referred to in Recital E hereof notwithstanding that all the conditions specified in this Clause 5 have not been fulfilled and in this event the Borrowers hereby covenant to procure the fulfilment of such conditions within ten (10) days after the Effective Date or at such other time specified by the Lender.
6.	Representations, Warranties and Covenants

6.1	As at the date hereof each Borrower makes, repeats and restates, as the case may be, all the representations, warranties and covenants set forth in the Financial Agreement, mutatis mutandis, as of the date hereof.

6.2	In addition to the above the Borrowers hereby represent and warrant to the Lender as at the date of this Addendum No. 1 that:
(a)	all necessary licences, consents and authorities, governmental or otherwise, for the Borrowers and the Seanergy Holdings Guarantor to enter into and perform their respective obligations under this Addendum No. 1 and the Supplemental Security Documents to which each of them is a party have been obtained;

(b)	this Addendum No. 1 constitutes and each of the Supplemental Security Documents will on the execution thereof constitute the legal, valid and binding obligations of the relevant Borrower(s) or the Seanergy Holdings Guarantor (as the case may be) enforceable in accordance with its terms; and

(c)	the execution and delivery of, and the performance of the provisions of this Addendum No. 1 and the Supplemental Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any one or more of the Borrowers and the Seanergy Holdings Guarantor or (where applicable) their respective constitutional documents.
7.	Agreement of the Lender

The Lender relying upon each of the representations and warranties set out in Clause 6 and subject to the fulfilment of the conditions precedent set out in Clause 5 on or before 15 September 2009, hereby agrees to waive its rights under Clause 23 of the Financial Agreement throughout the New Waiver Period.

8.	Fees Costs and Expenses

Whether or not the transactions contemplated by this Addendum No. 1 or any of them take effect, the Borrowers shall pay to the Lender on first demand and be liable to the Lender for all legal fees and other costs and expenses incurred by the Lender in the negotiation and preparation and execution of this Addendum No. 1 and the Supplemental Security Documents and the transactions contemplated hereby and for any and all losses, costs, expenses, damages, claims, demands, rights of set-off and/or any counterclaim directly or indirectly incurred by the Lender as a result of or in connection with the Addendum No. 1 and/or the Supplemental Security Documents provided that the Lender will provide supporting documentation for the legal fees and other costs and expenses.

9.	Headings and Counterparts

The headings in this Addendum No. 1 are for the purpose of references only, and shall not limit or otherwise affect any of the terms hereof. This Addendum No. 1 may be executed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

10.	Continuation of the Financial Agreement and other Security Documents

Subject to the amendments to the Financial Agreement set out in or to be made pursuant to this Addendum No. 1 and such further modifications (if any) thereof as may be necessary to make same consistent with the terms of this Addendum No. 1 or the documents supplementing and amending same (as the case may be) the Financial Agreement and the other Security Documents shall remain in full force and effect and, without prejudice to the generality of the foregoing, the Security Documents shall continue to secure the obligations of the Borrowers under the Financial Agreement as supplemented and amended by this Addendum No. 1.

11.	Further Assurance

The Borrowers agree with the Lender to execute, deliver and, if appropriate, register at their own expense any and all such further assurances or documents as the Lender may require for the purpose of more fully carrying into effect the purposes of this Addendum No. 1 and/or ensuring that the Lender’s security is maintained.

12.	Notices

Clause 36 (Notices) of the Financial Agreement shall apply to this Addendum No. 1 as if the same was set out in full herein.

13.	Applicable Law-Jurisdiction

13.1	This Addendum No. 1 shall be governed by and construed in accordance with the Laws of England.

13.2	Any legal action or proceedings arising out of or in connection with this Addendum Nr. 1 shall be brought in the High Court of Justice in London, England. The Borrowers hereby accept for themselves and in respect of their assets and revenues generally and unconditionally the jurisdiction of the aforesaid court and hereby irrevocably appoint E.J.C. Album, Solicitor, presently located at Exchange Tower (10th Floor), 1 Harbour Exchange Square, London E14 9GE, England, as their agent for service of process in respect of proceedings before such court and undertake that, throughout the Security Period they will maintain an agent in England for such purpose.

13.3	The Borrowers irrevocably designate and appoint Mr. Efstratios Paschalidis, an Attorney-at-law with offices at 8th Floor, Ionian Building, 2 Defteras Merarchias Street, 185 36 Piraeus, Greece, as agent for the service of process in Greece (“antiklitos”) and agrees to consider any legal process or any demand or notice made served by or on behalf of the Lender on the said agent as being made to the Borrowers. The designation of such an authorized agent (“antiklitos”) shall remain irrevocable until all Indebtedness shall have been paid in full in accordance with the terms of the Financial Agreement and the other Security Documents.

13.4	The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to bring any legal action or proceedings with respect to this Addendum Nr. 1 in any competent jurisdiction. The Borrowers hereby irrevocably waive any objection they may now or hereafter have to the selection of venue of any such action or proceedings and any claim they may have that such action or proceedings have been brought in an inconvenient forum. Nothing herein contained shall affect the right of the Lender to serve process in any other manner permitted by law.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNED for and on behalf of	)
MARFIN EGNATIA BANK Societe Anonyme	)
by Staveos Yagos	)	/s/ Staveos Yagos
and by M. Chaeis	)	/s/ M. Chaeis
in the presence of:	)

SIGNED for and on behalf of	)
MARTINIQUE INTERNATIONAL CORP.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)

SIGNED for and on behalf of	)
HARBOUR BUSINESS INTERNATIONAL CORP.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)

SIGNED for and on behalf of	)
AMAZONS MANAGEMENT INC.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)

SIGNED for and on behalf of	)
LAGOON SHIPHOLDING LTD.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)

SIGNED for and on behalf of	)
CYNTHERA NAVIGATION LTD.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)

SIGNED for and on behalf of	)
WALDECK MARITIME CO.	)
by Theodora Mitropetrou	)	/s/ Theodora Mitropetrou
in the presence of:	)